For Information:

Robin Brown

Executive Vice President

(803) 951-0507

rbrown@firstcommunitysc.com

Tommy Johnson Retires from First Community Bank’s

Board of Directors

COLUMBIA, S.C., May 14, 2021 – First Community Corporation, headquartered in Lexington, South Carolina, and the holding company of First Community Bank, would like to congratulate J. Thomas “Tommy” Johnson on his retirement from its board of directors on May 19, 2021 after 17 years of service. With Mr. Johnson’s retirement, Chimin J. "Jimmy" Chao will assume the role of chairman of the board and W. James “Jim” Kitchens, Jr. will serve as vice chairman of the board.

Mr. Johnson has served on the board since 2004 through the acquisition of Newberry Federal Savings Bank (Dutchfork BancShares), where he served as chair and chief executive officer. He took on the role of First Community chairman after serving as vice chair for 16 years. Mr. Johnson’s banking career spanned more than 53 years.

"It has been a pleasure to work with Tommy for the past 17 years," said President and CEO Mike Crapps. "He has been a valuable member of our board and has set a wonderful example for future board members and chairpersons."

With decades of experience, Mr. Chao and Mr. Kitchens bring a wealth of knowledge of their specific industries and unique perspectives to the board leadership positions.

Mr. Chao, who will assume the role of chairman upon his reelection to the board and the retirement of Mr. Johnson, joined the board during the bank’s formation in 1994 and has been president of the engineering firm Chao and Associates, Inc. since 1987. He currently serves as an adjunct professor at the University of South Carolina Department of Civil & Environmental Engineering. Mr. Chao also is a past chair of the Educational Foundation of Lexington County School District One, a member of the University of South Carolina's Design Review Committee, and in 2017, he was appointed by the Governor of South Carolina to the Board of Registration for Professional Engineers and Surveyors.

Mr. Kitchens, who will assume the role of vice chair, has served as a director of First Community Corporation since its formation in 1994. Mr. Kitchens is a certified public accountant and holds the Chartered Financial Analyst designation. He is president of The Kitchens Firm, LLC, a certified public accounting firm in Columbia, South Carolina. Mr. Kitchens earned a bachelor’s degree in mathematics from The University of the South and a Master of Business Administration from Duke University.

"We look forward to the contributions Jimmy and Jim will make in their new roles," said Mr. Crapps. “We are grateful for their leadership and continued commitment to First Community.”

First Community Bank, founded in 1995 and headquartered in Lexington, South Carolina, is a wholly owned subsidiary of First Community Corporation (NASDAQ: FCCO). First Community is a full-service commercial bank offering deposit and loan products and services, residential mortgage lending, and financial planning/investment advisory services for businesses and consumers. First Community serves customers in the Midlands, Aiken and Greenville, South Carolina, markets, as well as Augusta, Georgia. For more information on First Community Bank, visit www.firstcommunitysc.com.

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FORWARD-LOOKING STATEMENTS

Certain statements in this report may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans, goals, projections and expectations, and are thus prospective. Forward looking statements can be identified by words such as “anticipate,” “expects,” “intends,” “believes,” “may,” “likely,” “will” or other statements that indicate future periods. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors, include, among others, the following: (1) unexpected challenges and potential disruptions related to our Annual Meeting and any director transitions upon the completion of the Annual Meeting and (2) risks, uncertainties and other factors disclosed in our most recent Annual Report on Form 10-K filed with the SEC, or in any of our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the SEC since the end of the fiscal year covered by our most recently filed Annual Report on Form 10-K, which are available at the SEC’s Internet site (http://www.sec.gov).

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